Morgan Stanley Institutional Fund Trust -
Core Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Wesfarmers Ltd. 2.983% due 5/18/2016
Purchase/Trade Date:	5/9/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $390,000
Percentage of Offering Purchased by Fund: 0.060
Percentage of Fund's Total Assets: 0.13
Brokers: Barclays Capital, Goldman, Sachs & Co., JP Morgan,
BofA Merrill Lynch, Mitsubishi UFJ Securities, Mizuho
Securities, SMBC Nikko
Purchased from: Barclays Capital

Securities Purchased:	FHLMC 2011 Class X-1 0.843% due
1/25/2021
Purchase/Trade Date:	5/17/2011
Offering Price of Shares: $4.497
Total Amount of Offering: $1,097,181,000
Amount Purchased by Fund: $10,200,000
Percentage of Offering Purchased by Fund: 0.930
Percentage of Fund's Total Assets: 0.15
Brokers: BofA Merrill Lynch, Barclays Capital, Citi, Goldman,
Sachs & Co., Morgan Stanley, Wells Fargo Securities
Purchased from: Banc of America

Securities Purchased:	Alpha Natural Resources 6.00% due
6/1/2019
Purchase/Trade Date:	5/18/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $800,000,000
Amount Purchased by Fund:  $100,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.03
Brokers: Morgan Stanley, Citi, BofA Merrill Lynch, Mitsubishi
UFJ Securities, PNC Capital Markets LLC, RBS
Purchased from: Banc of America

Securities Purchased:	Chrysler Group LLC 8.000% due
6/15/2019
Purchase/Trade Date:	5/19/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund:  $200,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.07
Brokers: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, Banca IMI S.p.A., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC Purchased from: Banc of America

Securities Purchased:	Barrick North America Finance 4.400%
due 5/30/2021
Purchase/Trade Date:	5/24/2011
Offering Price of Shares: $99.936
Total Amount of Offering: $1,350,000,000
Amount Purchased by Fund: $430,000
Percentage of Offering Purchased by Fund: 0.032
Percentage of Fund's Total Assets: 0.14
Brokers: Morgan Stanley, RBC Capital Markets, Citi, JP Morgan, CIBC, HSBC, Scotia Capital, Barclays Capital, BMO Capital Markets, BNP Paribas, Mitsubishi UFJ Securities, Societe Generale, TD Securities, UBS Investment Bank Purchased from: Royal Bank of Canada

Securities Purchased:	Fiserv Inc. 3.125% due 6/15/2016
Purchase/Trade Date:	6/6/2011
Offering Price of Shares: $99.940
Total Amount of Offering: $600,000,000
Amount Purchased by Fund:  $535,000
Percentage of Offering Purchased by Fund: 0.089
Percentage of Fund's Total Assets: 0.17
Brokers: BofA Merrill Lynch, JP Morgan, Mitsubishi UFJ Securities, SunTrust Robinson Humphrey, US Bancorp, Credit Suisse, Wells Fargo Securities, PNC Capital Markets LLC, RBC Capital Markets, RBS, TD Securities, BB&T Capital Markets, Citi, Comerica Securities, KeyBanc Capital Markets
Purchased from: JP Morgan

Securities Purchased:	ABB Treasury Center USA Inc. 2.500%
due 6/15/2016
Purchase/Trade Date:	6/14/2011
Offering Price of Shares: $99.368
Total Amount of Offering: $600,000,000
Amount Purchased by Fund:  $290,000
Percentage of Offering Purchased by Fund: 0.048
Percentage of Fund's Total Assets: 0.09
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, JP
Morgan, Barclays Capital, Morgan Stanley, BNP Paribas,
Goldman, Sachs & Co., RBS
Purchased from: Deutsche Bank Securities

Securities Purchased:	Teck Resources Ltd. 4.750% due
1/15/2022
Purchase/Trade Date:	6/29/2011
Offering Price of Shares: $99.843
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $380,000
Percentage of Offering Purchased by Fund:  0.054
Percentage of Fund's Total Assets: 0.13
Brokers: Citi, BofA Merrill Lynch, JP Morgan, Goldman,
Sachs & Co., RBC Capital Markets, CIBC, Morgan Stanley, RBS, UBS Investment Bank, Barclays Capital, BNP Paribas, Deutsche Bank Securities, HSBC, Mizuho Securities, Scotia Capital Purchased from: JP Morgan

Securities Purchased:	Teck Resources Ltd. 6.250% due
7/15/2041
Purchase/Trade Date:	6/29/2011
Offering Price of Shares: $99.715
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $435,000
Percentage of Offering Purchased by Fund:  0.044
Percentage of Fund's Total Assets: 0.14
Brokers: Citi, BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., RBC Capital Markets, CIBC, Morgan Stanley, RBS, UBS
Investment Bank, Barclays Capital, BNP Paribas, Deutsche Bank
Securities, HSBC, Mizuho Securities, Scotia Capital
Purchased from: JP Morgan

Securities Purchased:	 Kinross Gold Corp. 5.125% due
9/1/2021
Purchase/Trade Date:	 8/15/2011
Offering Price of Shares: $99.141
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $520,000
Percentage of Offering Purchased by Fund:  0.104
Percentage of Fund's Total Assets: 0.17
Brokers: BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank, BNP Paribas, RBC Capital Markets, Societe Generale, BMO Capital Markets, CIBC, Credit Suisse, Griffiths McBurney Corp., J.P. Morgan, Scotia Capital
Purchased from: Banc of America